Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of EarthLink Holdings Corp.:

(1)	Registration Statement (Form S-8 No. 333-39456) pertaining to the EarthLink Holdings Corp. Stock Incentive Plan and the Stock Option Plan for Non-Employee Directors

(2)	Registration Statement (Form S-8 No. 333-173889) pertaining to the EarthLink Holdings Corp. 2011 Equity and Cash Incentive Plan

(3)	Registration Statement (Form S-8 No. 333-133870) pertaining to the EarthLink Holdings Corp. Stock Option Plan for Inducement Awards Relating to the Acquisition of New Edge Holding Company,

of our reports dated February 19, 2016, with respect to the consolidated financial statements of EarthLink Holdings Corp. and the effectiveness of internal control over financial reporting of EarthLink Holdings Corp. included in this Annual Report (Form 10-K) of EarthLink Holdings Corp. for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Atlanta, Georgia
February 19, 2016